                                                                 Exhibit 23.2

(RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTERHEAD)



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation by reference to our reserve reports dated as of December 31, 2002, 2001 and 2000, each of which is included in the Prospectus of The Williams Companies for the registration of debt securities. We also consent to the reference to us under the heading of "Experts" in such Prospectus.



                                            /s/ RYDER SCOTT COMPANY, L.P.
                                            ------------------------------------
                                            Ryder Scott Company, L.P.


Dated: May 30, 2003